                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     BEACH FIRST NATIONAL BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     BEACH FIRST NATIONAL BANCSHARES, INC.
                             1550 NORTH OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Beach First National Bancshares, Inc., the holding company for Beach First National Bank. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about our accomplishments in 1998 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.
         This letter serves as your official notice that we will hold the meeting on April 21, 1999 at 2:00 p.m. at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577, for the following purpose:

         1.       To elect five members to the Board of Directors; and

         2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 12, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company's offices prior to the meeting. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions.

         Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                          By Order of the Board of Directors,

                                          /s/ Raymond E. Cleary, III

                                          Raymond E. Cleary, III
                                          Chairman and Chief Executive Officer




March 26, 1999
Myrtle Beach, South Carolina

                     BEACH FIRST NATIONAL BANCSHARES, INC.
                             1550 NORTH OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577


                     PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 21, 1999


         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 12, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 735,868 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint William Gary Horn and Raymond E. Cleary, III as your representatives at the meeting. Mr. Horn and Dr. Cleary will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Horn and Dr. Cleary will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Horn and Dr. Cleary will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 26, 1999.


                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2000 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2001 Annual Shareholders Meeting. Our directors and their classes are:



                Class I                                Class II                               Class III
        Raymond E. Cleary, III                   Michael Bert Anderson                     Vernie E. Dove
           William Gary Horn                      Orvis Bartlett Buie                    Jack L. Green, Jr.
          Joe N. Jarrett, Jr.                    Michael D. Harrington                Samuel Robert Spann, Jr.
           Richard E. Lester                       Diane W. Sammons                     B. Larkin Spivey, Jr.
             Don J. Smith                          Rick H. Seagroves                       James C. Yahnis


         Shareholders will elect five nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2002 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the five nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The Board of Directors recommends that you elect Dr. Raymond E. Cleary, III, William Gary Horn, Dr. Joe N. Jarrett, Jr., Richard E. Lester, and Don J. Smith as Class I directors.

         If you submit a proxy but do not specify how you would like it to be voted, Dr. Cleary and Mr. Horn will vote your proxy to elect Dr. Cleary, Mr. Horn, Dr. Jarrett, Mr. Lester, and Mr. Smith. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Dr. Cleary and Mr. Horn will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees, each of whom has been a director of the Company since the Company's formation in 1995:

         Dr. Raymond E. Cleary III, age 50, is Chairman and Chief Executive Officer of the Company. Dr. Cleary has been a practicing general dentist in Surfside Beach, South Carolina since 1975. As a dentist, he served as an officer/board member of the South Carolina Dental Association, 4th District of South Carolina Dental Association, and the Grand Strand Dental Society. Dr. Cleary is also a board member of the Florence Darlington Technical College, Dental Hygienist/Assistant Program. He received his undergraduate degree and his dental degree from the Ohio State University and College of Dentistry. In business, Dr. Cleary was an initial organizer and director of Waccamaw State Bank from 1980-1987. In 1987, Waccamaw State Bank merged into Anchor Bank, and he was an advisory director of Anchor Bank from 1987-1994. In the community, Dr. Cleary has served as a Webelo Boy Scout leader and a youth soccer coach. He has been an officer or board member of the Grand Strand YMCA, the South Strand Sertoma, the Grand Strand Soccer Association, the Surfside Business and Professional Association, the Better Business Bureau, and the Myrtle Beach Chamber of Commerce. Additionally, Dr. Cleary has served as an Eucharistic Minister, in a church men's group, and on a church board.

         William Gary Horn, age 49, is President and Chief Executive Officer of Beach First National Bank, President of the Company, and a director of the Company and the Bank. He received a bachelor of science degree in 1973 from Georgia Southern University. He received an advanced banking degree from the Stonier Graduate School of Banking, Rutgers University, in 1986. In addition, he attended the Georgia State University Credit School in 1977, the OMEGA Program for Commercial Lending in 1980, and the Georgia School of Banking at the University of Georgia in 1981. Mr. Horn has over 23 years of experience in the commercial banking industry, the last eight years of which have been in community banking. From 1989 to 1992, Mr. Horn was employed by Embry National Bank, Atlanta, Georgia, as Senior Vice President and Senior Loan Officer. He was in charge of lending and implemented a loan documentation quality monitoring system. From 1993 to until he joined the Bank in 1995, he was the Executive Vice President and Senior Loan Officer at Summerville National Bank, Summerville, South Carolina. He was responsible for managing the bank's entire loan portfolio and developing products and business for the bank. Mr. Horn is currently a member of the Chicora Rotary Club in Myrtle Beach and the Sertoma Club of Myrtle Beach.

         Dr. Joe N. Jarrett, Jr., age 50, is a director of the Company and the Bank. Dr. Jarrett is a Board Certified Orthopedic Surgeon. Dr. Jarrett is the president of the board of directors of the Tara Hall Home for Boys and is a member and past president of the Grand Strand Sertoma Club. Dr. Jarrett has been extremely active serving the medical community. He is the past president of the South Carolina Orthopedic Association and has previously served as president of the Horry County Medical Society. Dr. Jarrett is a member of the Grand Strand Regional Medical Center Board of Trustees. He received his bachelor's degree in English from Dartmouth College and his doctorate of medicine from West Virginia University.

         Richard E. Lester, age 55, is a director of the Company and the Bank and is a Chief Municipal Judge for the City of Myrtle Beach. In addition to his capacity as Chief Municipal Judge, Judge Lester practices real estate law. Judge Lester is also a member of the Horry County Bar Association, the South Carolina Bar Association, and the American Bar Association. He received his bachelor's degree in 1966 and his juris doctorate degree in 1969 from the

University of South Carolina. He was admitted to the South Carolina Bar in 1969. From 1969 to 1973, Judge Lester was an agent with the Federal Bureau of Investigation.

         Don J. Smith, age 48, is a director of the Company and the Bank. Mr. Smith is vice president of marketing for Chicora Development, a real estate firm in the Myrtle Beach and Grand Strand areas. He is currently a member of the Planning and Zoning Board for the Town of Briarcliffe Acres and a member of the King of Glory Lutheran Church. He is also a member and has served on various committees of the Myrtle Beach Chamber of Commerce. Mr. Smith has been a member of the South Carolina Association of Realtors and the Horry County Board of Realtors for more than 20 years and also serves as a director for each of those organizations. He holds a bachelor's degree in accounting from Western Carolina University.

         Set forth below is also information about each of the Company's other directors and each of its executive officers. Each of the following directors has been a director of the Company since the Company's formation in 1995, with the exception of Vernie E. Dove who became a director in January 1998. Each director is also a director of Beach First National Bank.

         Vernie E. Dove, age 63, is a director of the Company and the Bank. He attended the University of North Carolina and is currently Executive Vice President of Associated Insurors, Inc.. He chairs the South Carolina Center for Family Policy, is president of the Myrtle Beach Rotary Club, and is a board member of the Myrtle Beach Chamber of Commerce. Dove serves on the advisory board of Santee Cooper and is past president of the Board of Vistors at Presbyterian College.

         Dr. Jack L. Green, Jr., age 54, is a director of the Company and the Bank and has been a practicing orthodontist in Myrtle Beach for the past 20 years. He is a graduate of Clemson University and the Medical College of Virginia and has earned a master's degree from Fairleigh Dickenson University. Dr. Green formerly served as president of the Grand Strand Dental Society and president of the South Carolina Association of Orthodontists. Dr. Green is a former member of the advisory board for NationsBank and a member of the First Presbyterian Church.

         Samuel Robert Spann, Jr., age 50, is a director of the Company and the Bank and has served as president and CEO of Spann Inc. since 1975. Spann Inc. is a large regional roofing contractor serving the eastern sectors of South Carolina and North Carolina. Mr. Spann currently serves as a member on the Board of Visitors at the Wall School of Business, Coastal Carolina University. He is also a director on the board of the National Roofing Contractors Association and has been a past president of the Carolina Roofing Association. Mr. Spann's extensive community involvement in the past includes service as president and general campaign chairman of the United Way of Horry County, as well as service on the board of directors of the Myrtle Beach Rotary Club, the Dunes Golf and Beach Club, and the Myrtle Beach Area Chamber of Commerce. Mr. Spann is a graduate of Clemson University and has served proudly as an officer in the United States Air Force.

         B. Larkin Spivey, Jr., age 58, is a director of the Company and the Bank. He has been president and general manager of Birch Canoe Campground, Inc. since 1985, operating a Kampgrounds of America ("KOA") franchised camping resort with an ancillary convenience store and recreational vehicle sales business. Since 1986, he has been the manager of Spivey Company, LLC, managing commercial real estate in Myrtle Beach and Conway, South Carolina. He served for 20 years as an officer in the United States Marine Corps, commanding various units including an infantry company in combat during the Vietnam War. Mr. Spivey is a director and recent past president of the Myrtle Beach Campground Owners Association and a past director of the Myrtle Beach Area Hospitality Association. He served from 1982 to 1995 on the local advisory board of C&S National Bank and its successor, NationsBank. Mr. Spivey graduated from The Citadel with a degree in business administration in 1961 and received a master's degree in business administration from George Washington University in 1972. He is currently a member of Trinity Episcopal Church and the Cursillo of Christianity Secretariat, Diocese of South Carolina.

         James C. Yahnis, age 43, is a director of the Company and the Bank. He is currently president of Chris Yahnis Coastal, Inc., a beer wholesale company in Myrtle Beach. Mr. Yahnis holds the MAI designation, and he is associated with The Hazen Company, a real estate appraisal firm. Mr. Yahnis serves on the Board of Directors at Wachesaw Plantation. He has formerly served on various professional committees for The Appraisal Institute. He received a bachelor's degree in economics from Davidson College and a master's degree in real estate from the University of Florida.

         Michael Bert Anderson, age 39, is a director of the Company and the Bank. He is a native of the Myrtle Beach area. He graduated from Duke University in 1980 with a degree in management sciences/accounting. Mr. Anderson returned home after college to work in the family hotel business. The business has tripled in size since 1980. Mr. Anderson is the managing owner of the Poindexter Ocean Front Resort and helps to manage four other Anderson family-owned properties. Mr. Anderson's community activities range from being the lay leader at the First United Methodist Church in Myrtle Beach to working at every level of the Horry County United Way drive. He is a member of the local Rotary Club (a Paul Harris fellow). Mr. Anderson has served on the Myrtle Beach area Hospitality Association and is currently retiring as the president of the 400-member trade organization. As a volunteer for the City of Myrtle Beach, Mr. Anderson serves on the Myrtle Beach Accommodations Tax Advisory Committee, having just completed a four-year term as a member and vice-chairman of the Myrtle Beach Planning and Zoning Board.

         Orvis Bartlett Buie, age 50, is a director of the Company and the Bank. He is the owner of Bartlett Buie, CPA, P.A. From 1992 until September 1997, Mr. Buie was a partner with Buie, Rabon & Jaskot, CPAs. Prior to 1992, Mr. Buie was a partner with Bates, Buie, Lindsay, Evans, Rabon & Kinard, CPAs. He is the president of Damon's Eastern Carolina, Ltd., the franchiser of Damon's Ribs restaurants in North Carolina, South Carolina, and eastern Tennessee. Mr. Buie received his bachelor's degree in accounting from the University of South Carolina in 1972. He has been a certified public accountant since 1974 and is licensed to practice in both South Carolina and North Carolina.

         Michael D. Harrington, age 51, is a director of the Company and the Bank. He is president and general manager of Harrington Construction Company, Inc., a Myrtle Beach general contracting firm organized in 1979. With over 30 years of construction experience, Mr. Harrington specializes in commercial construction in the Myrtle Beach and Grand Strand area. Originally from Sumter, South Carolina, he served six years in the United States Marine Corps Reserves immediately following high school. Presently, he serves on the Horry County Advisory Council of Junior Achievement and as a board member of Myrtle Beach Haven, a homeless shelter. Mr. Harrington served on the advisory board for United Carolina Bank for three years. In addition, he is a member of Myrtle Beach Masonic Lodge #353, Myrtle Beach Shrine Club, Omar Temple, Delta Lodge of Perfection, and Myrtle Beach Elks Lodge #771.

         Diane W. Sammons, age 50, is a director of the Company and the Bank. She is a native of Horry County, has owned and operated Fully's Restaurant for ten years, and recently opened Droopy's Sports Bar. She was formerly a branch coordinator and commercial lending officer with South Carolina National Bank for nine years. During her employment with South Carolina National Bank, Ms. Sammons received her certificate from the American Institute of Banking and attended the South Carolina Bankers School. In 1974, Ms. Sammons was named Myrtle Beach Young Career Woman. During 1989, she served on the Myrtle Beach Area Council. In the community, Ms. Sammons has been actively involved with youth athletics and children's homes. She received her bachelor's degree from the University of South Carolina, where she was an active member of the Beta Sigma Phi Sorority.

         Rick H. Seagroves, age 42, is a director of the Company and the Bank. He is the owner and chief executive officer of Inland Foods Corporation, which operates 17 Burger King restaurants located in the southeast portion of South Carolina. He also owns TKS, Inc., which operates several of The Sea Store convenience store/gas stations and is a franchisee with T.G.I. Friday's restaurant group. Mr. Seagroves is an elder at the First Presbyterian Church and a member of the Budget and Stewardship Committee. He is a member of the Grand Strand Sertoma Club. Mr. Seagroves works with several charities in the Myrtle Beach area and has been instrumental in raising special project funds for Horry County schools.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation paid by the Company or Beach First National Bank to its President for the years ended December 31, 1996 through 1998. No executive officers of the Company or Beach First National Bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE



                                                                    Annual Compensation(1)
                                                --------------------------------------------------------------
                                                                                                  Other Annual
Name and Principal Position                Year             Salary              Bonus             Compensation
---------------------------                ----             ------              -----             ------------

William Gary Horn                          1998            $ 94,500            $     0                 $ 0
    President of Beach First
      National Bank                        1997            $ 90,000            $ 4,000                 $ 0
                                           1996            $103,750            $     0                 $ 0



(1) Executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received in the fiscal year by the named executive officer did not exceed 10% of the executive's annual salary and bonus.


                             EMPLOYMENT AGREEMENTS

         William Gary Horn and the Company entered into an employment agreement pursuant to which Mr. Horn serves as the President and Chief Executive Officer of the Bank. In addition, Mr. Horn was elected as the President of the Company in March 1997. The employment agreement provided for a starting salary of $75,000 per annum until the date the subscription proceeds were released from escrow and $90,000 per annum thereafter. Mr. Horn is also eligible to receive a cash bonus equal to 5% of the net pre-tax income of the Bank (determined in accordance with generally accepted accounting principles) if the Bank achieves certain performance levels established by the Board of Directors from time to time. Mr. Horn has also been granted an option to purchase 36,793 shares of common stock, exercisable at $10.00 per share. The options vest at the rate of one-fifth per year for each of the first five anniversaries of the opening date of the Bank, subject to Mr. Horn's being employed by the Company on such date and meeting certain performance criteria. The options have a term of ten years. Additionally, Mr. Horn participates in the Bank's retirement, welfare, and other benefit programs and is entitled to a life insurance policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

         The employment agreement provides for an initial term ending on September 23, 2001. On the last day of the employment agreement and on the anniversary of such date for each year thereafter, the term of the employment agreement shall be automatically extended for one additional year without further action by the parties unless, prior to such last day, either party shall serve written notice upon the other of its intention that the employment agreement shall not be so extended.

         In addition, the employment agreement provides that after a change in control, Mr. Horn has the option by providing written notice to the Company within 30 days of the change in control of: (i) automatically extending the term of the employment agreement for a term commencing on the date of the change in control and ending on the date which is one year and six months from the date thereof or (ii) receiving, within 15 days of his notice, any sums due him under the employment agreement plus severance compensation payable in one lump sum payment in an amount equal to one and one-half times his then-current annual base salary. Furthermore, in the event of a change in control, the Company must remove any restrictions on outstanding incentive awards, including the options, so that all such awards vest immediately.

         For a period of two years following the date of termination, Mr. Horn may not (a) be employed in the banking business as a director, officer, or organizer, or promoter of, or consultant to, or acquire more than a 1% passive investment in, any financial institution in Horry County, South Carolina, (b) solicit customers of the Company or its affiliates for the purpose of providing financial services, or (c) solicit employees of the Company or its affiliates for employment.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES


                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                              -----------------------------------------        ----------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
William Gary Horn                  14,718                 22,075                $ 22,077               $ 33,113

-------------------------------------

(1) The price of the last trade of which the Company is aware prior to December 31, 1998 was $11.50. Therefore, the value of unexercised in-the-money options is based on a fair market value of the common stock of $11.50.


DIRECTOR COMPENSATION

         Neither the Company nor the Bank paid directors' fees during the last fiscal year.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the Company is owned by the directors, its executive officers, and owners of more than 5% of the outstanding common stock, as of December 31, 1998.



                                                                                               PERCENTAGE OF
                                                NUMBER OF                                        BENEFICIAL
         NAME                                 SHARES OWNED (1)       RIGHT TO ACQUIRE (2)         OWNERSHIP (3)
         ----                                 ----------------       --------------------       ---------------
       Michael Bert Anderson                        14,650                  1,500                    2.19%
       Orvis Bartlett Buie                          14,300                  1,500                    2.14%
       Raymond E. Cleary III                        21,225                  1,500                    3.08%
       Vernie E. Dove                                  100                  1,500                     .22%
       Jack L. Green, Jr.                           14,000                  1,500                    2.10%
       Michael D. Harrington                        16,200                  1,500                    2.40%
       William Gary Horn                             5,000                 14,718                    2.67%
       Joe N. Jarrett, Jr.                          14,270                  1,500                    2.14%
       Richard E. Lester                            13,980                  1,500                    2.09%
       Diane W. Sammons                             14,200                  1,500                    2.12%
       Rick H. Seagroves                            14,000                  1,500                    2.10%




       Don J. Smith                                 14,000                  1,500                    2.10%
       Samuel Robert Spann, Jr.                     15,500                  1,500                    2.30%
       B. Larkin Spivey, Jr.                        14,000                  1,500                    2.10%
       James C. Yahnis                              14,000                  1,500                    2.10%
       Executive  officers and directors as a      199,425                 35,718                    30.5%
       group (15 persons)


---------------------------------
(1)      Includes shares for which the named person:
         -        has sole voting and investment power,
         -        has shared voting and investment power with a spouse, or
         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options.

(2) Includes shares that may be acquired within the next 60 days by exercising vested stock options but does not include any other stock options.

(3) Determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors of the Company held one meeting and the Board of Directors of Beach First National Bank held 12 meetings. All of the directors of the Company and Beach First National Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served except for Diane Sammons.

         The Company's Board of Directors has appointed a number of committees, including an audit committee and a human resource committee. The audit committee is composed of the following five members: B. Larkin Spivey, Jr., Michael Bert Anderson, Rick H. Seagroves, James C. Yahnis, and Samuel Robert Spann, Jr. The audit committee met one time in 1998. The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

         The Company's human resource committee is responsible for establishing the compensation plans for the Company and Beach First National Bank. Its duties include the development with management of all benefit plans for employees of the Company and Beach First National Bank, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met one time during the year ended December 31, 1998. The human resource committee is composed of the following five members: Orvis Bartlett Buie, Michael D. Harrington, Vernie E. Dove, Dr. Joe N. Jarrett, Jr., and Don J. Smith.

         The Company does not have a nominating committee or a committee serving a similar function.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         The Company and Beach First National Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and Beach First National Bank and their affiliates. It is the Company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or Beach First National Bank. Loans to individual directors and officers must also comply with Beach First National Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company directors, its executive officers, and certain individuals are required to report periodically their ownership of the Company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the Company, it appears that all such reports for these persons were filed in a timely fashion during 1998, except that Michael D. Harrington failed to file a Form 4 in connection with transactions executed during 1998; these delinquencies were corrected on this director's Form 5.


                              INDEPENDENT AUDITORS

         The Company has selected the firm of Elliott, Davis & Company, L.L.P. to serve as the independent auditors to the Company for the year ending December 31, 1999. The Company does not expect a representation from this firm to attend the annual meeting.


       SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than November 27, 1999. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials.


March 26, 1999

             PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
                     BEACH FIRST NATIONAL BANCSHARES, INC.
                          TO BE HELD ON APRIL 21, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby constitutes and appoints Dr. Raymond E. Cleary, III and William Gary Horn, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Beach First National Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Myrtle Beach Convention Center, 2101 North Oak Street, Myrtle Beach, South Carolina 29577 on Wednesday, April 21, 1999 at 2:00 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" PROPOSAL NO. 1 TO ELECT THE FIVE IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS EACH FOR THREE-YEAR TERMS.

1. PROPOSAL to elect the five identified Class I directors to serve for three year terms.

         Raymond E. Cleary, III, William Gary Horn, Joe N. Jarrett, Jr.,
         Richard E. Lester, Don J. Smith
    [ ]  FOR all nominees listed                                         [ ]
         (except as marked to the contrary)

         Raymond E. Cleary, III, William Gary Horn, Joe N. Jarrett,
         Jr., Richard E. Lester, Don J. Smith
    [ ]  WITHHOLD AUTHORITY
         to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

--------------------------------------------------------------------------------

                                                 Dated:                   , 1999
                                                        ------------------

                                                 -------------------------------
                                                   Signature of Shareholder(s)

                                                 -------------------------------
                                                        Please Print Name

                                                 -------------------------------
                                                   Signature of Shareholder(s)

                                                 -------------------------------
                                                        Please Print Name

                                                 Please sign exactly as name or
                                                 names appear on your stock
                                                 certificate. Where more than
                                                 one owner is shown on your
                                                 stock certificate, each owner
                                                 should sign. Persons signing in
                                                 a fiduciary or representative
                                                 capacity shall give full title.
                                                 If a corporation, please sign
                                                 in full corporate name by
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.